UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2016

COMPETITIVE COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-76630		65-1146821
(Commission File Number)		(I.R.S. Employer Identification No.)

19206 Huebner Road, Suite 202, San Antonio, Texas 78258
(Address of principal executive offices) (Zip Code)

(210) 233-8980
(Registrant's telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

[_] Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

SECTION 7.  REGULATION FD

Item 7.01 Regulation FD Disclosure.

In October 2016, Competitive Companies, Inc., a Nevada corporation (the "Company") approved, through shareholder approval, the planned spin-off of Wytec International, Inc., a Nevada Corporation, and subsidiary of the Company ("Wytec"). The Company currently owns 865,552 shares of the outstanding common stock of Wytec, 609,604 shares of which were acquired by the Company as of November 17, 2016 in consideration for the sale of the Company's wholly owned subsidiary Capaciti Networks, Inc. to Wytec pursuant to a stock purchase agreement, and 1,731,104 Wytec common stock purchase warrants.

In order to implement the planned spin-off, the Company plans to file a Registration Statement on Form S-1 and an Information Statement on Schedule 14C. These filings will describe in detail the terms and conditions of the spin-off. The Company expects to make these filing prior to the end of the 2016 fiscal year.

This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those that will be discussed in the Registration Statement on Form S-1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COMPETITIVE COMPANIES, INC.

(Registrant)

Date:  November 17, 2016

/s/ William H. Gray

William H. Gray, Chief Executive Officer